CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement of Rodinia Minerals Inc. on Form 20-F of our report dated April 11, 2006 on our audit of the consolidated financial statements for the year ended December 31, 2005 which report is included in the Form 20-F.

/s/ “Manning Elliott LLP”

CHARTERED ACCOUNTANTS

Vancouver, British Columbia

May 26, 2006